UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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AJS Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2015

Dear Stockholder:

We are pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of AJS Bancorp, Inc.  The Annual Meeting will be held at A.J. Smith Federal Savings Bank, 14757 S. Cicero Avenue, Midlothian, Illinois 60445, at 1:00 p.m., (local time) on May 20, 2015.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed for your review is our 2014 Annual Report to Stockholders, which contains detailed information concerning our business activities and operating performance.

At the Annual Meeting, stockholders will be given an opportunity to elect two directors to the Board of Directors and ratify the appointment of our independent registered public accounting firm.

The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of the stockholders.  For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote “FOR” the nominees to be considered at the Annual Meeting and a vote “FOR” the ratification of the independent registered public accounting firm for the year ending December 31, 2015.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet.  On or about April 7, 2015, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote online or by telephone.  The Notice also explains how you may request to receive a printed proxy card and a paper copy of the Proxy Statement and Annual Report.

Whether or not you are able to attend the meeting, and regardless of the number of shares you own, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or on a paper proxy card (upon request).  Instructions regarding the methods of voting are contained on the Notice and proxy card. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

Thomas R. Butkus

Chairman, President and Chief Executive Officer

14757 South Cicero Avenue • Midlothian, Illinois 60445 • Telephone: 708-687-7400

AJS BANCORP, INC.

14757 South Cicero Avenue

Midlothian, Illinois 60445
(708) 687-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 20, 2015

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of AJS Bancorp, Inc. will be held at A. J. Smith Federal Savings Bank, 14757 S. Cicero Avenue, Midlothian, Illinois 60445, on May 20, 2015 at 1:00 p.m., local time.

The Annual Meeting is being held for the purpose of considering and acting upon:

1.                                      The election of two directors to the Board of Directors;

2.                                      The ratification of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

such other matters as may properly come before the Annual Meeting or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 26, 2015 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our main office located at 14757 S. Cicero Avenue, Midlothian, Illinois 60455 for the 10 days immediately prior to the Annual Meeting. It will also be available for inspection at the Annual Meeting.

YOU MAY VOTE YOUR SHARES VIA A TOLL-FREE TELPEHONE NUMBER, OVER THE INTERNET OR ON A PAPER PROXY CARD (UPON REQUEST). ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

Our proxy statement, 2014 annual report to stockholders and proxy card are available on www.edocumentview.com/AJSB.

By Order of the Board of Directors.

Donna J. Manuel
Corporate Secretary

Midlothian, Illinois

April 7, 2015

PROXY STATEMENT

AJS Bancorp, Inc.

14757 South Cicero Avenue

Midlothian, Illinois 60445
(708) 687-7400

ANNUAL MEETING OF STOCKHOLDERS
May 20, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AJS Bancorp, Inc. (“AJS Bancorp”) to be used at our Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at A.J. Smith Federal Savings Bank (“A.J. Smith Federal”), 14757 S. Cicero Avenue, Midlothian, Illinois, 60445, on May 20, 2015 at 1:00 p.m., local time, and all adjournments thereof.  On April 7, 2015, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote, which contains instructions on how to access this proxy statement and the 2014 Annual Report and how to vote online or by telephone.  You may also request that a printed proxy card and a copy of the proxy materials be sent to you.  You will not receive a printed proxy card or a printed copy of the proxy materials unless you request one in the manner set forth in the Notice.  The proxy card and proxy materials are all available on the internet at the following website: www.edocumentview.com/AJSB.

On October 9, 2013, AJS Bancorp, Inc., a federal corporation completed its “second step” conversion from the mutual holding company structure to the fully public stock holding company structure and was succeeded by AJS Bancorp, Inc., a Maryland corporation. All references to company and committee actions prior to October 9, 2013 are to AJS Bancorp, Inc., a federal corporation.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon.  Where no instructions are indicated, proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting.  Execution of a proxy, however, confers to the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Proxies may be revoked by (i) sending written notice of revocation to our Corporate Secretary at the address shown above, (ii) submitting a new proxy over the Internet or by telephone, (iii) voting a later dated proxy card, or (iv) by attending the Annual Meeting and voting in person.  However, if you are a stockholder whose shares of common stock are not registered in your own name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.  The presence at the Annual Meeting of any stockholder who had previously submitted a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock, par value $0.01 per share, as of the close of business on March 26, 2015 (the “Record Date”) are entitled to one vote for each share then held.  Stockholders are not permitted to vote their shares cumulatively.  As of the Record Date,  we had 2,198,463  shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Broker non-votes and abstentions will count towards establishing a quorum.

Persons and groups who beneficially own in excess of five percent of the common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The following table sets forth, as of the Record Date,  the shares of common stock beneficially owned by named executive officers and directors individually, by executive officers and directors as a group, and by each person who was the beneficial owner of more than five percent of our outstanding shares of common stock on the Record Date.  None of the shares beneficially owned by directors, executive officers or nominees to the Board of Directors have been pledged as security or collateral for any loans.

Name and Address			Percent of Shares of
of Beneficial Owner	Number of Shares Owned		Common Stock Outstanding(1)
A.J. Smith Federal Savings Bank
Employee Stock Ownership Plan Trust
14757 South Cicero Avenue
Midlothian, Illinois 60445	182,870	(2)	8.2%

Maltese Capital Management LLC
Maltese Capital Holdings, LLC
Terry Maltese
150 East 52nd Street, 30th Floor,
New York, New York 10022	171,100	(3)	7.7

Named Directors and Executive Officers:(4)

Thomas R. Butkus	151,049	(5)	6.8

Raymond J. Blake	52,005	(6)	2.3

Roger L. Aurelio	40,955	(7)	1.8

Richard J. Nogal	25,155	(8)	1.1

Michael H. Rose	35,105	(9)	1.6

Emily Lane	12,396	(10)	*

Donna Manuel	29,680	(11)	1.3

All officers and directors as a group (7 persons)	346,345		15.6

*                 Less than 1%.

(1)         In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or dispositive power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “dispositive power” is the power to dispose or direct the disposition of shares. Beneficial ownership includes all shares held directly, as well as shares held by spouses, minor children or in trust or other indirect form of ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)   On a Schedule 13G/A filed with the Securities and Exchange Commission on January 30, 2015, First Bankers Trust Services, Inc. as Trustee for the A.J. Smith Federal Savings Bank Employee Stock Ownership Plan reported sole voting power over 105,032 shares, shared voting power over 77,838 shares, sole dispositive power over 173,816 shares and shared dispositive power over 9,054 shares.

(3)   On a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2015, Maltese Capital Management LLC reported shared dispositive and voting power with respect to 171,100 shares of our common stock; Maltese Capital Holdings, LLC reported shared dispositive and voting power with respect to 140,268 shares of our common stock and Terry Maltese reported shared dispositive and voting power with respect to 171,100 shares of our common stock.

(4)   The business address for directors and named executive officers is 14757 South Cicero Avenue, Midlothian, Illinois 60445.

(5)   Includes 45,840 shares held in an IRA for the benefit of Mr. Butkus, 8,613 shares held in an IRA for the benefit of Mr. Butkus’ spouse, 14,486 shares held in a trust for the benefit of Mr. Butkus’ granddaughter, 13,495 shares held in the Employee Stock Ownership Plan for the benefit of Mr. Butkus and 21,379 shares held in a Profit Sharing Plan for the benefit of Mr. Butkus. In addition, Mr. Butkus has shared investment and shared voting power over the remaining 22,169 shares of AJS Bancorp common stock held in the Profit Sharing Plan in addition to the 21,379 shares held in the Profit Sharing Plan for his benefit. In 2014, Mr. Butkus received restricted stock awards of 12,000 shares.

(6)   Includes 24,325 shares held in an IRA for the benefit of Mr. Blake, 2,177 shares held in an IRA for the benefit of Mr. Blake’s spouse, 8,938 shares held in a trust for the benefit of Mr. Blake and 13,752 shares held in trusts for the benefit of Mr. Blake’s spouse. In 2014, Mr. Blake received restricted stock awards of 2,813 shares.

(7)   Includes 10,000 shares held by Mr. Aurelio’s spouse. In 2014, Mr. Aurelio received restricted stock awards of 2,813 shares. (8)   Includes 14,550 shares held in an IRA for the benefit of Mr. Nogal and 1,375 options which are exercisable within 60 days from the Record Date. In 2014, Mr. Nogal received restricted stock awards of 2,813 shares.

(9)   Includes 15,000 shares held in a limited liability company controlled by Mr. Rose. In 2014, Mr. Rose received restricted stock awards of 2,813 shares.

(10) Includes 185 shares held in the employee stock ownership plan and 11 shares held in the Profit Sharing Plan for the benefit of Ms. Lane. In 2014, Ms. Lane received restricted stock awards of 10,000 shares.

(11) Includes 100 shares held in an IRA for the benefit of Mrs. Manuel, 268 shares for the benefit of Mrs. Manuel’s son, 310 shares for the benefit of Mrs. Manuel’s daughter, 4,347 shares held in the employee stock ownership plan and 2,507 shares held in the Profit Sharing Plan for the benefit of Mrs. Manuel. In 2014, Mrs. Manuel received restricted stock awards of 10,000 shares.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of each nominee proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for each nominee being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for each nominee being proposed is withheld.

As to the ratification of Crowe Horwath LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification.  The affirmative vote of a majority of the eligible votes cast at the annual meeting is required for the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the year ending December 31, 2015. Broker non-votes and abstentions will have no effect on the outcome of the vote.

If your broker holds shares that you own in “street name,” the broker generally may vote your shares on routine matters even if the broker does not receive instructions from you. “Broker non-votes” are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. At this Annual Meeting, a non-routine matter is the election of directors while the ratification of the independent registered public accounting firm is considered a routine matter.

Proxies solicited hereby will be returned to us and will be tabulated by an inspector of election designated by our Board of Directors. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS GIVEN ON THE PROXY.  WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED “FOR” THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is composed of five members.  Our bylaws provide that approximately one-third of the directors are to be elected annually.  Directors are generally elected to serve for a three year period or until their respective successors have been elected and shall qualify. Two directors will be elected at the Annual Meeting. The nominating committee of the Board of Directors has nominated Thomas R. Butkus and Raymond J. Blake to each serve as a director for a three-year term.

The table below sets forth certain information regarding the composition of our Board of Directors, including the terms of office of board members as of the Record Date.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to each nominee) will be voted at the Annual Meeting for the election of the nominees identified below.  If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected.  Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominee was selected.  The Board of Directors recommends a vote “FOR” the nominees to serve as directors until their respective term expires.

Name	Age	Position	Director Since	Term to Expire

Thomas R. Butkus	67	President, Chief Executive Officer and Chairman of the Board	1977	2015
Raymond J. Blake	71	Director	1979	2015
Richard J. Nogal	58	Director	2003	2016
Michael H. Rose	63	Director	2012	2016
Roger L. Aurelio	67	Director	1999	2017
Emily Lane	32	Chief Financial Officer	-	-
Donna Manuel	53	Senior Vice President, Lending	-	-

The principal occupation during the past five years of each of our directors and executive officers is set forth below.  All directors and executive officers have held their present positions for all five years unless otherwise stated.

Nominees for Election, Term Expires 2015

Thomas R. Butkus is the President, Chief Executive Officer and Chairman of the Board of Directors of AJS Bancorp and A.J. Smith Federal. He has been employed with A.J. Smith Federal since 1972. He has served as A.J. Smith Federal’s Chief Executive Officer and Chairman of the Board since 1988 and President, Chief Executive Officer and Chairman of the Board of AJS Bancorp (including its predecessor) since 2001. Mr. Butkus also served as A.J. Smith Federal’s President from 1982 to 2002 and resumed his position as President in 2010.  Mr. Butkus has over 42 years of community banking experience. Mr. Butkus was nominated to serve as a director because his extensive experience in a variety of roles at A.J. Smith Federal which provides a broad and unique perspective on the challenges facing our organization and on our business strategies and operations.

Raymond J. Blake was a former Director of Research and Development with Commonwealth Edison, an electric utility company, until his retirement in 1997. Mr. Blake worked at Commonwealth Edison and held various management positions during his 32 years of employment. Mr. Blake participates in community service organizations and was a member of the Oak Lawn Rotary Club and a board member of Visitation Grammar School of Elmhurst, Illinois.  Mr. Blake was nominated to serve as a director because of his extensive business and management experience at a regulated entity, and because his service to the community in which we operate provides a unique perspective on economic and other conditions in our market area.

Continuing Directors

Roger L. Aurelio is the founder, President and Chief Executive Officer of New Supplies Company of Romeoville, Illinois, which has been selling pneumatic nailing and stapling equipment to the construction industry for over 35 years. Mr. Aurelio participates in various charitable causes and runs his own weekly food pantry with the Peoples Church of Uptown at Preston Bradley Center in Chicago. Mr. Aurelio was selected to serve as a director because of his experience managing and overseeing a business, his experience in the local construction industry which provides perspective with respect to general business operations, reviewing financial statements, understanding housing and real estate trends in our market area, and risks and opportunities related to our lending operations. In addition, Mr. Aurelio has been designated as an audit committee financial expert by the Board of Directors.

Richard J. Nogal has been a law partner with Goldstine, Skrodzki, Russian, Nemec and Hoff, Ltd., of Burr Ridge, Illinois, since 2002. From May 1986 until November 2002, he was an attorney and partner with the law firm of Lillig & Thorsness, Ltd. Mr. Nogal has substantial experience in business, contract, employment, estate, health care, insurance, real estate, financial institution law, and litigation. Mr. Nogal also serves as President of the Board of Education for Consolidated High School District 230, Commissioner of Palos Fire Protection, and was Chairman of the Board of Directors at Palos Community Hospital.  Mr. Nogal has been counsel to A.J. Smith Federal since 1986. Mr. Nogal was selected to serve as a director because his extensive legal experience provides a unique perspective on our business and operations, and because his client service and his community service provide insight into the needs of members of our community as well as economic and other trends developing in our market area.

Michael H. Rose is the founder, President and Chairman of Location Finders International of Mokena, Illinois, which is a commercial real estate development and investment company. Mr. Rose is also the sole owner of Rose Construction, which is a builder of commercial real estate properties. Additionally, he founded Theros International Gaming, Inc., an Illinois corporation with its principal casino in Patras, Greece. Mr. Rose served on the Board of Directors for Theros International Gaming, Inc. for over 10 years. Mr. Rose was selected to serve as a director because his experience managing and overseeing a business and his experience in commercial real estate provides a unique perspective with respect to general business operations, reviewing financial statements, understanding housing and real estate trends in our market area, and risks and opportunities related to our lending operations.

Executive Officers

Emily Lane has been employed with AJS Bancorp and A.J. Smith Federal since January 2012, and was appointed Chief Financial Officer in May 2013. She has experience in the financial services industry, having served as an accountant with Crowe Horwath LLP from September 2005 until December 2011, prior to joining A.J. Smith Federal. Ms. Lane holds a masters and bachelors in accounting from Northern Illinois University, and is a certified public accountant. Her responsibilities include the management and supervision of the Accounting, Compliance, and Regulatory Reporting at A.J. Smith Federal.

Donna J. Manuel is the Senior Vice President of Lending at A.J. Smith Federal. She is also the Corporate Secretary of AJS Bancorp and A.J. Smith Federal.  She has been employed with A.J. Smith Federal since June 1983.  Mrs. Manuel has over 32 years of community banking experience.  Her responsibilities include the management and supervision of Lending, Loan Servicing, and Compliance at A.J. Smith Federal. She is also the designated Community Reinvestment Act and Home Mortgage Disclosure Act officer.  As Corporate Secretary, she is responsible for recording the minutes of AJS Bancorp and A.J. Smith Federal.

Board of Director Independence

The Board of Directors has determined that each of our directors, with the exception of Mr. Butkus, is “independent” as defined in the listing standards of the Nasdaq Stock Market.  Mr. Butkus is not independent because he is one of our executive officers.  In evaluating the independence of our directors, the Board reviewed loans made to Messrs. Butkus, Blake, Nogal and Rose, as well as legal fees of $1,200 paid in 2014 to Goldstine, Skrodzki, Russian, Nemec and Hoff, Ltd. of which Mr. Nogal is a partner.

Leadership Structure and Risk Oversight of the Board of Directors

Our Board of Directors is chaired by Thomas R. Butkus who is also our chief executive officer.  We do not have a lead independent director.  We believe our structure is appropriate given the relatively small size and simple operating philosophy of our organization.  In addition, we note that we have never engaged in a transaction with an affiliate of our Chairman.  As chief executive officer of our organization, Mr. Butkus is in a better position than any other director to understand the challenges faced by our organization.  As a result, he can recommend solutions and prioritize the agenda for Board action.  We understand the risk that an inside Chairman of the Board could theoretically manage the Board agenda to limit the consideration of important issues relating to management.  To minimize the potential risk associated with having a joint chairman and chief executive officer, the independent directors meet in executive sessions periodically to discuss certain matters such as the chief executive officer’s performance and his annual compensation as well as our internal controls.

The Board of Directors is actively involved in oversight of risks that could affect AJS Bancorp.  This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks.  The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within AJS Bancorp and A.J. Smith Federal. Internal and external audits provide further support, identification and management of the risks associated with operating AJS Bancorp.  Additionally, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(g) of the Exchange Act.  Our officers and directors and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the common stock.  SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4 or 5 on a timely basis.  All of our officers and directors who are required to file Forms 3, 4 and 5 filed these forms on a timely basis during 2014.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of our Board of Directors is conducted through meetings and activities of the Board of Directors and its committees.  The Board of Directors held twelve meetings during the year ended December 31, 2014. During the year ended December 31, 2014, no director attended fewer than 75 percent of the total meetings of the Board of Directors and committees on which such director served. The Board of Directors encourages each director to attend annual meetings of stockholders. All of our directors attended the annual meeting of stockholders in 2014.

Nominating Committee

During the year ended December 31, 2014, Messrs. Aurelio and Rose served on the nominating committee and met one time for the year ended December 31, 2014.  Each member of the nominating committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Board of Directors has adopted a written charter for the nominating committee, which is available at our website at www.ajsmithbank.com.

The functions of the nominating committee include the following:

•                                          to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval;

•                                          to review and monitor compliance with the requirements for board independence; and

•                                          to review the committee structure and make recommendations to the Board of Directors regarding committee membership.

The nominating committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.  If any member of the Board of Directors does not wish to continue in service, or if the Committee or the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the nominating committee would solicit suggestions for director candidates from all board members.  In addition, the nominating committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  The nominating committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•                                          has personal and professional ethics and integrity and whose values are compatible with ours;

•                                          has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•                                          is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

•                                          is familiar with the communities in which we operate and/or is actively engaged in community activities;

•                                          is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our stockholders; and

•                                          has the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The nominating committee also takes into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

The charter of the nominating committee includes a statement that it and the Board of Directors believe that diversity is an important component of a Board of Directors, including such factors as background, skills, experience, community involvement, expertise, gender, race and culture.

The nominating committee does not have any specific written minimum qualifications or skills that it believes must be met by either a committee-recommended or a securityholder-recommended candidate in order to serve on the board.  The committee applies an equal level of scrutiny and review to all candidates, whether they have been provided by the committee or through a securityholder nomination.  The nominating committee believes that at least one of our directors must possess the requisite financial sophistication to satisfy the standards required for Nasdaq-listed companies.  We have not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

Procedures for the Nomination of Directors by Stockholders

The nominating committee has adopted procedures for the submission of director nominees by stockholders.  If a determination is made that an additional candidate is needed for the Board of Directors, the nominating committee will consider candidates submitted by our stockholders.  Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary, at 14757 South Cicero Avenue, Midlothian, Illinois 60445.  The Corporate Secretary must receive a submission not less than 90 days prior to the date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•                                          the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•                                          the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•                                          a statement of the candidate’s business and educational experience;

•                                          such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•                                          a statement detailing any relationship between the candidate and us;

•                                          a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•                                          detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•                                          a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

A nomination submitted by a stockholder for presentation at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Stockholder Proposals.”

Stockholder Communications with the Board

A stockholder who wants to communicate with the Board of Directors or with any individual director can write to our President at 14757 South Cicero Avenue, Midlothian, Illinois 60445, Attention:  President.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•                                          forward the communication to the director or directors to whom it is addressed;

•                                          attempt to handle the inquiry directly; for example if it is a request for information about us or a stock-related matter; or

•                                          not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors’ meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Code of Ethics

We have adopted a Code of Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Code of Ethics is available on our website at www.ajsmithbank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on our website.

Audit Committee

The Board of Directors has adopted a written charter for the audit committee, which is available at our website at www.ajsmithbank.com. The audit committee consists of the following directors:  Messrs. Blake, Aurelio, and Rose. Responsibilities of the audit committee include examining and approving the audit report prepared by our independent registered public accounting firm, reviewing and recommending the independent registered public accounting firm to be engaged by us, reviewing our internal audit function and internal accounting controls, and reviewing and approving audit policies.  In addition, the audit committee meets with the independent registered public accounting firm to review the results of the annual audit and other related matters.  The audit committee met four times during the year ended December 31, 2014.

All members of the audit committee are “independent” as defined in the listing standards for Nasdaq-listed companies and under Rule 10A-3 of the Exchange Act.  All members of the audit committee are able to read and understand financial statements, and no member of the audit committee has participated in the preparation of our financial statements or A. J. Smith Federal’s financial statements during the past three years.  Director Aurelio is deemed by us to be an “audit committee financial expert.”   Director Aurelio has an understanding of generally accepted accounting principles (GAAP) and has the ability and experience to review, evaluate and analyze financial statements which present the breadth and level of complexity of issues that we reasonably expect to be raised in connection with a review of our financial statements.  Mr. Aurelio has actively reviewed our financial statements since becoming a director in 1999.  Director Aurelio has acquired these attributes through the experience he has gained as the Chief Executive Officer overseeing and actively supervising a principal financial officer in a company he privately owns.

Audit Committee Report

Management is responsible for our internal controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In accordance with SEC rules, the audit committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the audit committee has:

•                  Reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2014 with management and our independent registered public accounting firm;

•                  Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as amended;

•                  Received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent registered public accounting firm their independence from us; and

•                  Considered the compatibility of non-audit services described above with maintaining auditor independence.

Based upon the audit committee’s discussions with management and the independent registered public accounting firm, and the audit committee’s review of the representations of management and the independent registered public accounting firm, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014, to be filed with the SEC.  In addition, the audit committee approved the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2015.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the audit committee:
Directors Blake, Aurelio, and Rose

Compensation Committee

The Board of Directors currently does not have a written charter for the compensation committee, but intends to establish a written charter in 2015. Messrs. Blake, Aurelio, Rose, and Nogal serve on the compensation committee, which meets periodically to review the performance of officers and employees and determine compensation programs and adjustments. Mr. Butkus is not present, does not vote on, or participate in deliberations with respect to his compensation and will not vote on compensation of other executive officers.  The compensation committee met one time in 2014.  Each member of the compensation committee is independent as defined under the Nasdaq listing standards.

The compensation committee provides advice and recommendations to the Board of Directors in the areas of employee salaries and benefit programs and director compensation.  Compensation of the President and Chief Executive Officer and other executive officers for the year ended December 31, 2014 was paid by A.J. Smith Federal and determined by the Board of Directors of A. J. Smith Federal upon the recommendation of the compensation committee.  The compensation committee administers and has discretionary authority over the issuance of equity awards under our 2014 equity incentive plan, and recommends to the Board of Directors the bonuses to be paid pursuant to our bonus program as described below under “Executive Compensation.”

In order to keep costs to a minimum the compensation committee does not employ an outside consultant to provide recommendations on employee or officer compensation.  The committee does not delegate authority to determine executive and director compensation to any individual or entity.  However, using guidelines established by the compensation committee, our department of human resources forwards a copy of the historical salary and bonus compensation to the committee and gives recommendations of salary increases and annual bonuses based on the performance of the officer or employee.  The committee also relies on publicly available information including compensation surveys, market and employment conditions within the region or nation, and payroll statistics to determine officer and director compensation.  Furthermore, the President and Chief Executive Officer serves as a resource to the compensation committee by participating in compensation-related activities purely in an informational and advisory capacity, and presents the other officers’ performance summaries and recommendations relating to their compensation to the compensation committee for their review and approval.  The President and Chief Executive Officer has no vote with respect to compensation matters decided by the compensation committee or the Board of Directors.

Executive Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to, or earned by, Mr. Butkus, who served as our principal executive officer during the year ended December 31, 2014, Ms. Lane and Mrs. Manuel who were our most highly compensated executive officers other than Mr. Butkus at the end of, and earned at least $100,000 during the year ended December 31, 2014. We refer to these individuals as “Named Executive Officers.”

		Summary Compensation Table for the Year Ended December 31, 2014
Name and Principal		Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)
Thomas R. Butkus	2014	194,400	—	143,880	29,250	33,037	52,786	453,353
Chairman, President and Chief Executive Officer	2013	194,400	10,000	—	—	29,124	42,235	275,759

Emily Lane	2014	110,000	—	119,900	17,550	924	2,134	250,508
Chief Financial Officer	2013	100,000	15,000	—	—	399	3,144	118,543

Donna Manuel	2014	83,000	—	119,900	17,550	2,420	4,424	227,294
Senior Vice President, Lending

(1)              Represents a discretionary bonus payment awarded to each Named Executive Officer.  Please see “Discretionary Bonus Program” for further details regarding the performance metrics used by the Board of Directors to determine each Named Executive Officer’s discretionary bonus payment.

(2)              The amounts for the year ended December 31, 2014 represent the grant date fair value of the stock and option awards granted to the Named Executive Officers under the 2014 Equity Incentive Plan. The grant date fair value of the stock and option awards have been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). Assumptions used in the calculations of these amounts are included in note 10 to our financial statements in our Annual Report on Form 10-K filed with the SEC on March 26, 2015.

(3)              Reflects the above-market earnings on each Named Executive Officer’s deferred compensation under the Amended and Restated 2005 Executives and Directors Deferred Compensation Plan and the Executives and Directors Deferred Compensation Plan, as applicable, described below under “Benefit Plans” during 2014 and 2013.  The above-market earnings is equal to difference between: (i) the earnings credited to the Named Executive Officer’s deferred compensation account under each plan in 2014 and 2013 using an interest rate of 5.25%, compounded monthly and (ii) the amount of such earnings the Named Executive Officer would have received at an interest rate of 120% of the applicable federal-long term rate as prescribed by the Internal Revenue Service.

(4)              The amounts reflect what we have paid to, or reimbursed, the applicable Named Executive Officer for various benefits which we provide. A break-down of the various elements of compensation in this column is set forth in the table immediately below for the year ended December 31, 2014.

		All Other Compensation
			Profit Sharing	Life Insurance	Board		Dividends on Unvested
		Perquisites (1)	Contribution (2)	Premiums	Fees	ESOP(3)	Stock	Total
Name	Year	($)	($)	($)	($)	($)	Awards($)	($)
Thomas R. Butkus	2014	19,729	635	4,572	18,000	8,650	1,200	52,786
Emily Lane	2014	—	344	163	—	627	1,000	2,134
Donna Manuel	2014	—	262	320	—	2,842	1,000	4,424

(1)              Mr. Butkus’ perquisites represents: (i) $15,833 for country club dues; (ii) $2,188 for use of a company automobile and (iii) $1,708 for use of a cellular phone.  Ms. Lane and Mrs. Manuel did not receive perquisites or personal benefits that, in the aggregate, were greater than or equal to $10,000.

(2)              Represents the employer contribution made to the Named Executive Officer’s account for plan year ended December 31, 2014 under the A.J. Smith Federal Savings Bank Employees Profit Sharing Plan.

(3)              Based on AJS Bancorp’s closing stock price of $13.60 on December 31, 2014.

Employment Agreement with Mr. Butkus.  A.J. Smith Federal and Mr. Butkus entered into a revised employment agreement dated June 19, 2012.  The employment agreement has an initial term of 36 months.  On each anniversary date, disinterested members of the Board of Directors will meet to determine to extend term for an additional year, provided, however, that the term will only be extended if the Board of Directors determines that the performance of Mr. Butkus has met the Board of Directors’ requirements and standards.

The employment agreement provides Mr. Butkus with a base salary of $194,400. Mr. Butkus’ annual rate of base salary is reviewed by the Board of Directors at least annually, and may be increased but not decreased.  In addition to base salary, Mr. Butkus is entitled to participate in A.J. Smith Federal’s discretionary bonus program and benefit plans, and use of an automobile (including reimbursement of maintenance costs associated with the automobile).  Mr. Butkus is also reimbursed for reasonable out-of-pocket expenses incurred in connection with the performance of his duties as Chairman, President and Chief Executive Officer, including fees for memberships in clubs and organizations, including the Midlothian Country Club, which are necessary and appropriate to further the business of A.J. Smith Federal.  Furthermore, following termination of employment for any reason other than death or cause, Mr. Butkus and his spouse will each be entitled to participate in A.J. Smith Federal’s group health insurance plan, with the cost to be paid fully by A.J. Smith Federal, until death.

In the event of Mr. Butkus’ involuntary termination of employment for reasons other than cause, disability or death, or in the event of his “constructive termination,” (collectively referred to as an “Involuntary Termination”) he will receive a lump sum severance payment equal to three times the sum of his: (i) base salary and (ii) highest rate of bonus awarded at any time during the prior three years.  In addition, Mr. Butkus is entitled to a lump sum payment equal to the present value of employer contributions that would have been made on his behalf under A.J. Smith Federal’s tax-qualified retirement plans if he had continued working for 36 months following his date of termination.  For purposes of the employment agreement a “constructive termination” is defined as: (i) the requirement that Mr. Butkus move his personal residence or perform his principal executive functions more than 35 miles from his primary office; (ii) material reduction in base compensation; (iii) the failure to increase base salary or pay a discretionary bonus in accordance with the terms of the employment agreement; (iv) the failure by A.J. Smith Federal to provide Mr. Butkus with compensation and benefits provided for under the employment agreement; (v) requirement that Mr. Butkus report directly to a person other than the Board of Directors; (vi) material change in duties and responsibilities; (vii) failure to be reelected to the Board of Directors; or (viii) material diminution or reduction in responsibilities or authority.

If Mr. Butkus incurs an Involuntary Termination in connection with, or within 12 months after, a change in control of AJS Bancorp or A.J. Smith Federal or voluntarily terminates within 90 days following such change in control, he would be entitled to the same severance benefits described immediately above, plus continued use of the company automobile and membership to the Midlothian Country Club for 24 months following his date of termination.  In addition, within five business days prior to a change in control, A.J. Smith Federal is required to deposit in a grantor trust an amount equal 2.99 times Mr. Butkus’ “base amount” as defined under Section 280G of the Internal Revenue Code, which will be used to fund Mr. Butkus’ change in control benefits.  Notwithstanding the foregoing, Mr. Butkus’ change in control benefits described herein will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

In addition, if Mr. Butkus becomes disabled, A.J. Smith Federal will pay him for 12 months thereafter the difference between his monthly base salary and amount received pursuant to any disability insurance or program of A.J. Smith Federal.  In the event of Mr. Butkus’ death while employed, his beneficiaries will be paid his base salary for one year following death.

Amended and Restated Supplemental Executive Agreement with Mr. Butkus.  AJS Bancorp and Mr. Butkus entered into an amended and restated supplemental executive agreement dated June 21, 2005.  Under this agreement, if there is a change in control of AJS Bancorp or A.J. Smith Federal, Mr. Butkus will be entitled to receive an amount payable by AJS Bancorp, in addition to any change in control benefits payable by A.J. Smith Federal pursuant to his employment agreement (as described above), equal to the difference, if any, between the amount that would be paid under the employment agreement but for a reduction in his change in control benefits to avoid penalties under Section 280G of the Internal Revenue Code, and the amount of change in control benefits that are actually paid under his employment agreement.

In addition, AJS Bancorp will pay Mr. Butkus a gross-up payment to cover applicable excise taxes owed, if any, by Mr. Butkus on the change in control benefits that are considered “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code such that the net amount retained by Mr. Butkus after deduction of the excise and other applicable taxes on the gross-up payment would equal the amount of change in control benefits due to him.

Discretionary Bonus Program.  The Board of Directors has the authority to award discretionary bonus payments to the Named Executive Officers.  While strict numerical formulas are not used to quantify the Named Executive Officers’ bonus payments, both company-wide and individually-based performance objectives are used to determine bonus payments.  Company-wide performance objectives focus on growth, expense control and asset quality, which are customary metrics used by similarly-situated financial institutions in measuring performance. Individually-based performance objectives are determined based on the individual’s responsibilities and contributions to our successful operation.  Both the company-wide and individually-based performance objectives are evaluated by the Board of Directors on an annual basis and also as a trend of performance.  The Board of Directors also takes into consideration outside factors that impact our performance, such as national and local economic conditions, the interest rate environment, regulatory mandates and the level of competition in our primary market area.

For the year ended December 31, 2014, Mr. Butkus, Ms. Lane, and Mrs. Manuel did not receive bonuses as a result of the stock awards and options grants.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of December 31, 2014 for the Named Executive Officers. All equity awards reflected in this table were granted pursuant to our 2014 Equity Incentive Plan, described below.

	Option awards						Stock awards
	Number of securities	Number of		Equity incentive plan
	underlying	securities		awards: number of			Number of shares		Market value of
	unexercised	underlying		securities underlying			or units of stock		shares or units of
	options (#)	unexercised options		unexercised earned	Option exercise	Option expiration	that have not		stock that have
Name	exercisable	(#) unexercisable		options (#)	price ($)	date	vested (#)		not vested ($)(1)

Thomas R. Butkus	—	25,000	(2)	—	$11.99	5/28/24	12,000	(3)	$163,200

Emily Lane	—	15,000	(2)	—	$11.99	5/28/24	10,000	(3)	$136,000

Donna Manuel	—	15,000	(2)	—	$11.99	5/28/24	10,000	(3)	$136,000

(1)        Based on the $13.60 per share trading price of our common stock on December 31, 2014.

(2)        Options vest in five equal annual installments commencing on May 28, 2015.

(3)        Stock awards vest in five equal annual installments commencing on May 28, 2015.

Benefit Plans

2014 Equity Incentive Plan.  At the annual meeting held in 2014, AJS Bancorp’s stockholders approved the AJS Bancorp 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”) to provide officers, employees and directors of AJS Bancorp and A.J. Smith Federal with additional incentives to promote the growth and performance of AJS Bancorp. Subject to permitted adjustments for certain corporate transactions, the 2014 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 196,934 shares of AJS Bancorp common stock pursuant to grants of incentive and non-statutory stock options, restricted stock awards and restricted stock units, provided that the maximum number of shares that may be delivered pursuant to the exercise of stock options (all of which may be granted as incentive stock options) is 140,667 shares and the maximum number of shares of AJS Bancorp stock that may be issued as restricted stock awards or restricted stock units is 56,267 shares.  Employees and directors of AJS Bancorp and its subsidiaries are eligible to receive awards under the 2014 Equity Incentive Plan, except non-employee directors may not be granted incentive stock options.  The 2014 Equity Incentive Plan will be administered by the members of AJS Bancorp’s Compensation Committee.  The Compensation Committee may grant any of these types of awards subject to performance based vesting conditions. Such awards shall be referred to herein as “performance awards.” As of December 31, 2014, 22,535 stock options and no shares of restricted stock remain available for award from the 2014 Equity Incentive Plan.

The 2014  Equity Incentive Plan was adopted within one year of AJS Bancorp’s mutual-to-stock conversion, and as a result, is subject to certain limitations and restrictions, including limitations and restrictions regarding the maximum number of awards available to any one employee or director and to directors in the aggregate, to which a plan adopted one year or more after the mutual-to-stock conversion would not be subject.  If the vesting of an award under the 2014 Equity Incentive Plan is conditioned on the completion of a specified period of service with AJS Bancorp or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting will be determined by the Compensation Committee and evidenced in an award agreement, provided that, awards will vest no more rapidly than 20% per year over a five- year period with the first installment vesting no earlier than one year after stockholders approved the 2014 Equity Incentive Plan.  Any restricted stock or restricted stock unit designated as qualified performance-based compensation will vest only on the achievement of one or more performance measures in whole or in part, which are predetermined, provided that, such awards also will vest no more rapidly than 20% per year over a five-year period with the first installment vesting no earlier than one year after stockholder approval of the 2014 Equity Incentive Plan.

Unless otherwise specified in an award agreement, the vesting of awards will accelerate upon death, disability, or involuntary termination of employment (or, with respect to a director, termination of service) following a change in control.  Awards will not vest upon retirement.  For a participant who is a director, termination of service as a director will not be deemed to have occurred if he or she continues as a director emeritus or advisory director.  For a participant who is both an employee and a director, termination of employment as an employee will not be considered a termination event so long as the participant continues to provide service as a director, director emeritus or advisory director.  The Compensation Committee may in its discretion elect to use a different vesting schedule or different performance measures than those set forth in the 2014 Equity Incentive Plan, provided that such feature is provided in the participant’s award agreement.

Stock Option Plan.  On May 21, 2003, our stockholders approved the AJS Bancorp, Inc. 2003 Stock Option Plan (“Stock Option Plan”).  However, since the Stock Option Plan expired on May 21, 2013, no new stock options are currently available to be issued thereunder.

A stock option gives the recipient the right to purchase shares of common stock of AJS Bancorp at a specific price during a specified period not to exceed 10 years from the date of grant.  Awards may be granted as either incentive or non-statutory stock options.  Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only key employees are eligible to receive incentive stock options. Shares of common stock purchased upon exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock owned by the recipient.

Simultaneously with the grant of any stock option, a recipient may receive a dividend equivalent right and/or a reload option with respect to all or some of the shares covered by such stock option.  A dividend equivalent right entitles the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of stock options held by the stock option holder. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds A.J. Smith Federal’s weighted average cost of funds on interest-bearing liabilities for the current quarter or the annualized aggregate dollar amount of the dividend exceeds A.J. Smith Federal’s after-tax net income for the current quarter.

A reload option entitles the stock option holder, who has delivered shares that he or she owns as payment of the exercise price for the stock option, to a new stock option to acquire additional shares of common stock equal to the amount of shares he or she has delivered as payment of the exercise price. A reload option may also be granted to replace shares of common stock retained by the employer for payment of the option holder’s withholding tax incurred as a result of the exercising his or her stock option. The exercise price at which additional shares of common stock can be purchased by the stock option holder through the exercise of a reload option is equal to the market value of the previously owned common stock at the time it was surrendered. The period during which the reload option may be exercised expires at the same time as that of the original stock option that the holder has exercised.

Amended and Restated 2005 Executives and Directors Deferred Compensation Plan.  A.J. Smith Federal adopted the Amended and Restated 2005 Executives and Directors Deferred Compensation Plan, a non-qualified defined contribution plan, on January 1, 2008.  This plan amended and restated the 2005 Executives and Directors Deferred Compensation Plan, which was originally adopted on January 1, 2005.  Directors and “executive employees” are eligible to participate in the plan.  An executive employee is an employee of A.J. Smith Federal designated and approved by the Board of Directors to participate in the plan.  Messrs. Butkus and Blake and Ms. Lane and Mrs. Manuel are participants in the plan.

Each participant may elect to defer annually a fixed percentage of his or her compensation payable by A.J. Smith Federal during the plan year, provided, however, that the fixed percentage does not exceed: (i) 20% of the participant’s base salary; (ii) 50% of the participant’s annual bonus; and (iii) 100% of the participant’s fees earned by serving on the Board of Directors.  Each participant’s deferred compensation will be credited by A.J. Smith Federal to an account maintained on behalf of the participant.  A.J. Smith Federal will also credit the participant’s account with interest on a monthly basis equal to two percentage points above the prime rate, as published by The Wall Street Journal on the first day of the month until the Participant’s account balance has been fully distributed, provided, however, that if the participant’s account balance is held or maintained by A.J. Smith Federal in a grantor trust, the participant’s account balance will be credited with interest at rate equal to that earned by the investments of such trust.  Each participant’s account will be subject to the claims of creditors of A.J. Smith Federal in the event of its insolvency.

Each participant has the right to elect the time and manner in which his or her account balance will be paid, provided, however, that the election is made prior to the plan year in which his or her compensation is deferred under the plan.  Specifically, the participant may elect for the payment of his or her account balance will commence upon either: (i) a specified date or (ii) the date of the participant’s separation from service. The account balance will be payable in either: (i) a lump sum distribution, or (ii) substantially equal monthly installments over a fixed period of five, 10 or 15 years, as elected by the participant.  Notwithstanding the foregoing, in the event of a change in control, the participant’s account balance will commence immediately thereafter and will be payable in either: (i) a lump sum distribution, or (ii) substantially equal monthly installments over a fixed period of five, 10 or 15 years, as elected by the participant.

Executives and Directors Deferred Compensation Plan.  A.J. Smith Federal adopted the Executives and Directors Deferred Compensation Plan on July 1, 1995, a non-qualified defined contribution plan.  Under this plan, certain employees and directors were eligible to contribute a portion of their compensation, on a pre-tax basis, toward retirement benefits. The deferred compensation was credited to an account maintained by A.J. Smith Federal for the benefit of the participant.

Effective December 31, 2004, the plan was frozen as to any new contributions thereafter.  However, A.J. Smith Federal still credits a participant’s account with interest in the same manner as provided above with respect to the Amended and Restated 2005 Executives and Directors Deferred Compensation Plan.

Mr. Butkus is the only participant in the plan.  Upon his termination of employment, his account balance will be payable to him in either a lump distribution, or in substantially equal monthly installment payments over a fixed period of five, 10 or 15 years, as elected by him.

Employees’ Profit Sharing Plan.  A.J. Smith Federal maintains the Employees’ Profit Sharing Plan, a tax- qualified defined contribution retirement plan, for all employees who have satisfied the plan’s eligibility requirements.  Each eligible employee can begin participating in this plan on the first day of the plan year during which the employee attains age 18 and has completed 1,000 hours of service, provided such requirements are satisfied during the first six months of the plan year.  If the eligibility requirements are not satisfied during the first six months of the plan year, then the employee will become a participant on the first day of the plan year immediately following the date on which the eligibility requirements are satisfied.

Under this plan, A.J. Smith Federal is permitted to make a discretionary profit sharing contribution to the plan that will be allocated to each participant’s plan account pro-rata based on his or her compensation relative to the total compensation of all participants in the plan during the plan year.  A participant is not permitted to make elective deferral contributions to his or her plan account. Each participant vests in his or her plan account balance at a rate of 20% per year, commencing after the completion of two years of credited service, such that the participant will become 100% vested upon the completion of six years of credited service.  However a participant will immediately become 100% vested in his or her plan account upon death, disability or attainment of age 65 while employed with A.J. Smith Federal.

Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement, death, disability or termination of employment, and elect for the distribution to be paid in the form of either a lump sum or installments over a period not to exceed his or her life expectancy (or life expectancy of a designated beneficiary).

The plan trustee or another designated person is responsible for the investment of all assets held by this plan, which includes the investment in the common stock of AJS Bancorp.  Investment decisions are made solely in the best interests of the participants.

Employee Stock Ownership Plan.  A.J. Smith Federal maintains the Employee Stock Ownership Plan (“ESOP”), a tax-qualified defined contribution plan whereby the plan assets are currently invested primarily in the common stock of AJS Bancorp.  Employees of A.J. Smith Federal who have been credited with at least 1,000 hours of service during a continuous 12-month period and who have attained age 18 are eligible to participate in the ESOP.  In connection with the completion of the conversion, the ESOP purchased 8% of the total number of shares of AJS Bancorp common stock issued in the offering.  The ESOP funded its stock purchase with a loan from AJS Bancorp equal to the aggregate purchase price of the common stock.  The loan is repaid principally through A.J. Smith Federal’s contributions to the ESOP and any dividends paid on the common stock held by the ESOP over the 30-year loan term.  The interest rate for the ESOP loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, initially set at 3.25%.  Thereafter, the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The purchased shares are held in an unallocated suspense account.  Shares are released from the suspense account on a pro-rata basis as we repay the loan.  The released shares are allocated among the participant’s ESOP account on the basis of each participant’s proportional share of compensation relative to all participants.  Each participant vests in his or her benefit at a rate of 20% per year, commencing after the completion of two years of credited service, such that the participant will become 100% vested upon the completion of six years of credited service. Each participant who was employed by A.J. Smith Federal prior to the conversion received credit for vesting purposes for such years of prior service in accordance with terms of the ESOP.  Each participant will become fully vested upon normal retirement (attainment of age 65 and completed five years of service), early retirement (attainment of age 55 and completed 15 years of service), death or disability, a change in control, or termination of the ESOP.  Generally, a participant will receive distributions from the ESOP upon severance from employment.  The ESOP reallocates any unvested shares forfeited upon a participant’s termination of employment among the remaining participants.

The ESOP permits the participant to direct the trustee as to how to vote the shares of common stock allocated to his or her ESOP account.  The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, AJS Bancorp will record a compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts.  The compensation expense resulting from the release of AJS Bancorp common stock from the suspense account and allocation to ESOP participants will result in a corresponding reduction in AJS Bancorp’s earnings.

Director Compensation

Set forth below is a summary of the compensation for each of our non-employee directors for the year ended December 31, 2014.  Director compensation paid to directors who are also Named Executive Officers is reflected above in “Executive Compensation — Summary Compensation Table.”

Director Compensation

				Nonqualified Deferred
	Fees Earned or	Option Awards	Stock	Compensation	All Other
	Paid in Cash (1)	(2)	Awards(2)	Earnings (3)	Compensation (4)	Total
Name	($)	($)	($)	($)	($)	($)
Roger L. Aurelio	18,800	8,229	33,728	—	281	61,038
Raymond J. Blake	25,600	8,229	33,728	7,855	281	75,693
Richard J. Nogal	18,000	8,229	33,728	—	281	60,238
Michael H. Rose	19,600	8,229	33,728	—	281	61,838

(1)         See table below for breakdown of fees earned for the year ended December 31, 2014.

(2)         The amounts for the year ended December 31, 2014 represent the grant date fair value of the stock and option awards granted to the directors under the 2014 Equity Incentive Plan. The grant date fair value of the stock and option awards have been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). Assumptions used in the calculations of these amounts are included in note 10 to our financial statements in our Annual Report on Form 10-K filed with the SEC on March 26, 2015. The outstanding aggregate number of option awards for each director as of December 31, 2014 was as follows:  Mr. Aurelio, 7,033, Mr. Blake, 7,033, Mr. Nogal, 8,408 and Mr. Rose, 7,033. The outstanding aggregate number of stock awards for each director in the table as of December 31, 2014 was 2,813.

(3)         Reflects the above-market earnings on Mr. Blake’s deferred compensation under the Amended and Restated 2005 Executives and Directors Deferred Compensation Plan described above under “Benefit Plans” during 2014.  The above-market earnings is equal to difference between: (i) the earnings credited to Mr. Blake’s deferred compensation account under the plan in 2014 using an interest rate of 5.25%, compounded monthly and (ii) the amount of such earnings Mr. Blake would have received at an interest rate of 120% of the applicable federal-long term rate as prescribed by the Internal Revenue Service.

(4)         No director received any or perquisites or benefits that, in the aggregate, was equal to or greater than $10,000.  All other compensation consists solely of cash dividends received on unvested stock awards.

Director Fees

All directors received fees per board and committee meetings attended for the fiscal year ended December 31, 2014.  Our directors did not receive compensation from AJS Bancorp for their service on the board.  They did receive compensation for their service on the board of A.J. Smith Federal. During 2014, directors were paid a fee of $1,500 for each regular meeting of the Board of Directors of A.J. Smith Federal attended and $400 for each committee meeting attended, except that Mr. Blake received $500 for his attendance at each meeting of the loan committee.  Directors were permitted one paid absence per year for board meetings.  Directors were not paid if they were absent from any committee meetings.  The table below identifies the meetings, by type, for which each non- employee director received compensation from A.J. Smith Federal during the year ended December 31, 2014.

Name	Board Fee ($)	Committee Meetings ($)
Roger L. Aurelio	18,000	800
Raymond J. Blake	18,000	7,600
Richard J. Nogal	18,000	—
Michael H. Rose	18,000	1,600

Director Plans

2001 Retirement Plan for Outside Directors.  A.J. Smith Federal maintains the Retirement Plan for Outside Directors, a non-qualified defined benefit plan.  The plan was initially adopted on December 18, 1995 and was amended and restated effective as of January 1, 2001.  The plan was frozen as to any new contributions or accruals, effective December 21, 2004. Mr. Blake is the only director participating in the plan.

Under the plan, if a participant terminates service for any reason other than death, he will receive an annual payment equal to $12,000 multiplied by the participant’s benefit percentage (the “retirement benefit”).  The participant’s benefit percentage is equal to 10% multiplied by the number of full years of service as a non-employee director (not to exceed 10 years of service).  In lieu of annual payments, the participant may elect to receive his retirement benefit in the form of a lump sum or annual installments over a period not to exceed 20 years. Distributions of the participant’s retirement benefit may be made in the event of an unforeseeable emergency or financial hardship. Following termination of service, the participant can elect for his retirement benefit to be paid in a lump sum equal to 90% of the present value of his retirement benefit if his previous distribution election is to the contrary. The remaining 10% of the retirement benefit would be forfeited if such election was made. In the event of a change in control of AJS Bancorp or A.J. Smith Federal, the present value of the participant’s retirement benefit would be paid to him in a lump within 30 days thereafter, provided, however, that prior to the change in control, A.J. Smith Federal would be required to contribute to a grantor trust (if it has not been previously established) an amount that is sufficient to pay the participant’s retirement benefit.

2005 Retirement Plan for Outside Directors.  A.J. Smith Federal maintains the 2005 Retirement Plan for Outside Directors, a non-qualified defined benefit plan.  The plan was adopted on April 21, 2005.  Messrs. Aurelio and Nogal are the only participants in the plan.  The Board of Directors may, in its discretion, designate additional outside directors as participants.

The benefit payable under this plan is identical to the retirement benefit payable under the 2001 Retirement Plan for Outside Directors, except that the a participant can elect an alternative form of distribution within 30 days after his initial entry into the plan, and such election, once made, is irrevocable.

Other Plans. Certain members of the Board of Directors are participating in the 2003 Stock Option Plan, the 2014 Equity Incentive Plan and Amended and Restated 2005 Executives and Directors Deferred Compensation Plan. Please see the description of each plan set forth above under “Benefit Plans” for further details.

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as A.J. Smith Federal, to their executive officers and directors in compliance with federal banking regulations. Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Loans to directors and executive officers must be approved by the disinterested members of the Board of Directors regardless of amounts.  At December 31, 2014, loans and drawn open lines of credit to executive officers, directors and their associates totaled approximately $791,000.

A.J. Smith Federal makes loans to its directors, executive officers and employees through an employee loan program. The program applies only to first or second mortgage loans on a primary or secondary residence, and provides for an interest rate that is 1% below the market price at the time of origination.  Except for the reduced interest rate, these loans were made in the ordinary course of business, were made on substantially the same terms, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

		Nature of	Largest Aggregate Balance from 1/1/13	Interest	Principal Balance	Principal Paid 1/1/13 to	Interest Paid 1/1/13 to
Name	Position	Transaction	to 12/31/14	Rate	12/31/14	12/31/14	12/31/14
Thomas R. Butkus	President, Chief Executive Officer, and Chairman of the Board	Home Equity Line of Credit	$200,000	3.00%	$—	$200,000	$1,000
Raymond J. Blake	Director	First Mortgage	$74,000	3.00%	$61,000	$13,000	$4,000
Raymond J. Blake	Director	Home Equity Line of Credit	$—	3.00%	$—	$—	$—
Richard J. Nogal	Director	Home Equity Line of Credit	$—	3.00%	$—	$—	$—
Michael H. Rose	Director	First Mortgage	$589,000	2.13%	$512,000	$77,000	$30,000
Donna Manuel	Senior Vice President, Lending	First Mortgage	$251,000	1.25%	$218,000	$33,000	$7,000
Donna Manuel	Senior Vice President, Lending	Home Equity Line of Credit	$—	3.00%	$—	$—	$—

PROPOSAL II— RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has approved the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the 2015 fiscal year. The Board of Directors is submitting the selection of Crowe Horwath LLP as our independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the ratification of the appointment of Crowe Horwath LLP is not approved by a majority of the votes cast and entitled to vote at the annual meeting, other independent registered public accounting firms may be considered by the audit committee of the Board of Directors. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of AJS Bancorp and its stockholders.  A representative of Crowe Howath LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement, if deemed appropriate. The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Crowe Horwath LLP as AJS Bancorp’s independent registered public accounting firm.

During the past two years the aggregate fees billed for professional services rendered by Crowe Howath LLP were as follows:

Audit Fees. Fees for the audit of our annual financial statements and for the review of our quarterly reports were $99,000 for 2014 and $95,000 for 2013.

Audit-Related Fees. Fees for Audit related services associated with audit procedures related to the reversal of the deferred tax asset valuation allowance and SEC reporting were $3,400 for 2014 and none for 2013.

Tax Fees. Aggregate fees for tax compliance, tax advice and tax planning were $16,000 for 2014 and $24,500 for 2013.

All Other Fees. There were no other fees for services other than those listed above for 2014 and $150,000 for 2013, consisting of fees relating to the second-step conversion and offering.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accounting firm. The audit committee concluded that performing such services in 2014 and 2013 did not affect the independent registered public accounting firm’s independence in performing their function as our independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of independent registered public accounting firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular services or category of services and is generally subject to a specific budget.  The audit committee has delegated pre-approval authority to its Chairman when expedited services are necessary.  The independent registered public accounting firm and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  All of the audit-related fees, tax fees and other fees paid in 2014 and 2013 were approved per the audit committee’s pre-approval policies.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Stockholders, any stockholder’s proposal to take action at such meeting must be received at our executive office, 14757 South Cicero Avenue, Midlothian, Illinois 60445, no later than December 8, 2015. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

AJS Bancorp’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. Any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to AJS Bancorp at least 80 days prior and not earlier than 90 days prior to such meeting.  However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on AJS Bancorp’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of AJS Bancorp which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article II, Section 12 of AJS Bancorp’s bylaws, including an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on AJS Bancorp’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of AJS Bancorp which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

The 2016 annual meeting of stockholders is expected to be held on May 18, 2016.  It is expected that advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 18, 2016 and no later than February 28, 2016.  If notice is received before February 18, 2016 and no later than February 28, 2016, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement will be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

The cost of solicitation of proxies will be borne by us.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, our directors, officers and regular employees and directors, officers and regular employees of A. J. Smith Federal may solicit proxies personally or by telephone without additional compensation.

A copy of our Annual Report for the year ended December 31, 2014 will be furnished without charge to stockholders as of the record date upon written request to the Corporate Secretary, AJS Bancorp, Inc., 14757 South

Cicero Avenue,  Midlothian,  Illinois 60445.  Additionally, all annual meeting materials can be found at www.edocumentview.com/AJSB.

BY ORDER OF THE BOARD OF DIRECTORS

Donna J. Manuel
Corporate Secretary

Midlothian, Illinois
April 7, 2015

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 020CQE 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote “FOR” the listed proposals. For Against Abstain 2. The ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2015. 1. The election as director of the nominees listed below. IMPORTANT ANNUAL MEETING INFORMATION 01 - Thomas R. Butkus 02 - Raymond J. Blake For Withhold For Withhold MMMMMMMMMMMM 2 3 1 6 4 9 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Annual Meeting of Stockholders — May 20, 2015, 1:00 p.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of AJS Bancorp, Inc., which the undersigned is entitled to vote at an Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 14757 S. Cicero Avenue, Midlothian, Illinois 60445, at 1:00 p.m., (local time) on May 20, 2015. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to our Corporate Secretary at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to our Corporate Secretary at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. The undersigned acknowledges receipt from us prior to the execution of this proxy of a Notice of the Annual Meeting. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. REVOCABLE PROXY — AJS BANCORP, INC. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING Annual Meeting Materials are available at http://www.edocumentview.com/AJSB